Exhibit 99.1

Wisconsin Signs Contract with NIC to Enhance the Official State Web Portal

MADISON, Wis.--(BUSINESS WIRE)--July 1, 2013--NIC Inc., (NASDAQ: EGOV) the premier provider of official eGovernment services, today announced that the state of Wisconsin has signed agreements with the Company’s wholly owned subsidiary, Wisconsin Interactive Network LLC, to provide self-funded eGovernment services and manage the state’s official web portal, http://www.wisconsin.gov. The five-year agreement extends through 2018, and includes five, one-year renewals that the state can exercise to extend the contract to 2023.

“In other states, NIC has developed hundreds of new eGovernment services that make conducting business with government more secure and efficient. We look forward to bringing these services to our Wisconsin citizens,” said Chris Schoenherr, Wisconsin Department of Administration Deputy Secretary.

The NIC Inc. subsidiary, Wisconsin Interactive Network, will focus on rapidly expanding the library of online services for Wisconsin businesses and citizens, as well as enhancing the transparency, accessibility, and overall eGovernment experience in the state.

“We are excited to be partnering with the state of Wisconsin,” said Harry Herington, NIC Chief Executive Officer and Chairman of the Board. “In addition to developing world class eGovernment services under our self-funded model, our team in Madison looks forward to hiring locally, getting involved in the community, and contributing to the economy.”

Wisconsin is the latest state to partner with NIC, joining Mississippi, Delaware, Oregon, Maryland, and Pennsylvania, which began partnering with NIC over the past two years.

About NIC

NIC Inc. (NASDAQ: EGOV) is the nation's leading provider of official government websites, online services, and secure payment processing solutions. The Company's innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. The family of NIC companies provides eGovernment solutions for more than 3,500 federal, state, and local agencies across the United States. Additional information is available at http://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the company’s potential financial performance for the current fiscal year, statements regarding the planned implementation of new portal contracts and statements regarding continued implementation of NIC’s business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations recently awarded eGovernment contracts; NIC's ability to implement its new portal contracts in a timely and cost-effective manner; NIC’s ability to successfully increase the adoption and use of eGovernment services; the possibility of reductions in fees or revenues as a result of budget deficits, government shutdowns or changes in government policy; the success of the Company in renewing existing contracts and in signing contracts with new states and federal government agencies; continued favorable government legislation; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; the possibility of security breaches through cyber attacks; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013. Any forward-looking statements made in this release speak only as of the date of this release. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

CONTACT:
NIC Inc.
Angela Davied, 913-754-7054
Director of Communications
adavied@egov.com